                                                                 EXHIBIT 10.3(a)

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT ("Agreement"), made and entered into as of the 1st day of August, 1994, by and between HYSEQ, INC., a Nevada corporation (the "Corporation"), and DR. RADOJE T. DRMANAC ("Scientist").

     In consideration of the mutual promises and agreements herein contained, the Corporation hereby employs Scientist, and Scientist hereby agrees to work for the Corporation, upon following terms and conditions:

     1.   Employment.
          ----------

          (a) Positions.  Scientist shall become employed by the Corporation on
              ---------
August 1, 1994, or such earlier time as the parties shall mutually agree (the "Commencement Date"). The Scientist shall serve as a Co-Senior Vice President of Research of the Corporation and Co-Chairman of its Scientific Advisory Board and shall perform such duties as may be assigned by the Corporation to Scientist consistent with this position.

          (b) Service as a Director.  Unless Scientist is requested to resign as
              ---------------------
herein provided, Scientist shall serve as a director of the Corporation for a one (1) year term, beginning on the Commencement Date. After Funding, Corporation may request that Scientist resign as a director, provided that (i) Radomir B. Crkvenjakov is serving on the Corporation's Board of Directors at that time; and (ii) a majority of the other directors of the Board believe that is in the best interest of the Corporation that a new director replace Scientist.

     2.   Term.  The term of this Agreement shall continue until July 31, 1998,
          ----
unless the Corporation fails to obtain aggregate funds, including funds already obtained, from any source or sources of not less than $8.5 million on or prior to August 1, 1995 (the "Funding"), in which case, the term of this Agreement shall terminate on July 31, 1996. Notwithstanding the above,

          (a) the Agreement shall terminate immediately upon the first to occur of the following:

               (i)   the death of Scientist; or

               (ii) the disability of Scientist extending for a continuous period of twelve (12) months; however, any periods of disability separated by thirty (30) days or less shall be considered continuous;

          (b) the Scientist may terminate this Agreement upon a Change in Control (as hereinafter defined) by giving written notice to Corporation of such termination whereupon such termination shall be effective ten (10) days after the giving of such notice; and
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          (c) the Corporation may terminate this Agreement upon an Act of
Misconduct (as hereinafter defined) by giving written notice to Scientist of such termination, whereupon such termination shall be effective ten (10) days after the giving of such notice.

     In the event this Agreement terminates for any reason other than an Act of Misconduct, the Scientist shall be entitled to the full cash compensation as set forth in Paragraph 4(a) he would have received under the full term of the Agreement.

     For the purposes of this Agreement, "Change in Control" shall mean that (i) the members of the Board of Directors of the Corporation, as of the date the Scientist begins employment, each as set forth on Exhibit A, fail to constitute
                                                  ---------
a majority of the Board of Directors of the Corporation; provided, however, that if the Scientist has consented to the appointment or election of an individual who becomes a new member of the Board of Directors, for the purposes of this paragraph, that new member shall be treated as if he were a member of the Board of Directors as of the date this Agreement is executed; and (ii) a sale of the Corporation (whether such sale is a stock or asset purchase or merger or share exchange in which the Company is not the survivor), but shall not include additional offerings of Corporation stock.

     For the purposes of this Agreement, an "Act of Misconduct" shall be deemed to exist if Scientist (i) is grossly negligent or engages in willful misconduct in the performance of his obligations under this Agreement; (ii) engages in fraudulent activity detrimental to the Corporation; or (iii) engages in competition with the Corporation without the consent of the Board of Directors of the Corporation.

     3.   Scientist Obligations.  Scientist agrees:
          ---------------------

          (a) To diligently and faithfully serve the Corporation and to devote his best efforts, talents, skills, and his full-time attention to the affairs and activities of the Corporation as may be required to best serve the interests of the Corporation and to handle such administrative and supervisory responsibilities as may be assigned to him from time to time by the Corporation.

          (b) Without limiting the generality of the foregoing, to not, directly or indirectly, alone or as a member of a partnership or as an officer, director or shareholder of any other corporation, be engaged in or concerned with any other commercial or professional duties or pursuits whatsoever, without the consent of the Board of Directors of the Corporation.

          (c) To comply with the Corporation's policies, rules and regulations as reasonably determined by the Board of Directors of the Corporation.

     4.   Compensation.
          ------------

          (a) Cash Compensation.  Subject to the provisions of Section 6 hereof
              -----------------                                ---------
and subject to Corporation's right to pay a portion of such bonus in stock options, as described in

Section 4(c) below, the Corporation agrees to pay to Scientist as cash
------------
compensation for his services hereunder as follows:

               (i) A one time funding bonus of Ninety-One Thousand Two Hundred Dollars ($91,200.00), payable on Funding.

               (ii) A cash salary of One Hundred Forty-Six Thousand Dollars ($146,00.00), payable in monthly installments of Twelve Thousand One Hundred Sixty-Six and 67/100 Dollars ($12,166.67) for each year of employment hereunder.

               (iii) A guaranteed annual bonus of Thirteen Thousand Six Hundred Eighty Dollars ($13,680.00) paid at the same time as other senior executives.

          (b) Stock Compensation.  The Corporation agrees to grant stock options
              ------------------
as additional compensation for Scientist's services hereunder as follows:

               (i) A stock and signing bonus consisting of an option to purchase twenty thousand (20,000) shares of the common stock of the Corporation at a purchase price of Three Dollars ($3.00) per share. This option will be fully vested on the Commencement Date.

               (ii) A stock option to purchase seventy thousand (70,000) shares of common stock, which option shall vest in four (4) equal annual installments, with the first such installment vesting on the one (1) year anniversary of the Commencement, and each subsequent installment in each of the next three (3) years thereafter; provided the Scientist is employed at such time. Notwithstanding the above, in the event that the Funding occurs within twelve (12) months after the date hereof, thirty thousand (30,000) shares of such option shall be surrendered to Corporation for cancellation.

               (iii) If the Funding does not occur within twelve (12) months after the Commencement Date, an additional stock option to acquire ten thousand (10,000) shares of the Corporation's common stock at Three Dollars ($3.00) per share, which option shall be fully vested on the date of grant.

          (c) Election to Pay in Stock Options.  Corporation may, in its
              --------------------------------
discretion, elect to pay up to Six Thousand Dollars ($6,000.00) of the salary, up to Two Thousand Four Hundred Thirty Dollars ($2,430.00) of the guaranteed bonus, and up to Sixteen Thousand Dollars ($16,000.00) of the funding bonus in stock options to purchase common shares at a purchase price of Three Dollars ($3.00) per share, which options will be fully vested on the date of grant. If the Corporation elects to pay a portion of such compensation in stock options, the number of shares of common stock to be acquired upon exercise of the option will be equal to that number of shares which is obtained by dividing that portion of cash compensation to be paid in stock options by the difference between the Three Dollar ($3.00) purchase price and the offering price for the Corporation's next offering of securities, or if there is no offering within twelve (12) months following the date hereof, the offering price of the most recent offering prior to the date hereof ($6.56), less that number of shares attributable to the funding bonus if the Funding occurs by August 1, 1995.

          (d) Loan.  The Corporation will loan Scientist Forty-Five Thousand
              ----
Dollars ($45,000.00) on a date no later than the Commencement Date. This loan shall be evidenced by a nonrecourse promissory note due and payable on the date the cash portion of the bonus described in Section 4(a)(i) above is paid by the
                                           ---------------
Corporation.

          (e) Benefits.  As an employee, Scientist shall, upon meeting the
              --------
respective eligibility requirements, be entitled to participate in any pension, profit-sharing, bonus or other employee benefit plan as may be in effect from time to time.

          (f) Health Coverage.  During Scientist's employment, he shall be
              ---------------
entitled to such health and other insurance coverage in amounts equivalent to the coverage provided by the Corporation for its other professional employees.

          (g) Vacation.  Scientist shall also be entitled to two (2) weeks' paid
              --------
vacation during the first full year of his employment, to be taken at such time or times, as shall be acceptable to the Corporation, and three (3) weeks' paid vacation for each subsequent full year of employment under this Agreement. Attendance at professional meetings shall not be treated as vacation time. Scientist shall not be entitled to any payment for any unused vacation time and no vacation time may be carried over to a subsequent year.

          (h) Best Efforts.  The Corporation shall use its best efforts to offer
              ------------
to Scientist, and Scientist shall have the right to purchase from the Corporation, any and all securities of the Corporation made available through future offerings of the Corporation's securities, on the same terms and conditions that the securities are made available to other offerees. The Corporation shall have no obligation to assist Scientist in either financing or obtaining financing for the purchase of such securities.

     5.   Reimbursement of Expenses.
          -------------------------

          (a) Subject to the prior approval of the President of the Corporation, Scientist shall be entitled to reimbursement for reasonable out-of-pocket expenses (including professional license fees, dues and subscriptions, fees for professional seminars and postgraduate courses, expenses incurred in the attendance at professional meetings and conventions as are necessary in order to be fully and currently informed as to new developments in the fields of bio-technology, health care, and other similar topics) actually incurred by him on behalf of the Corporation upon supplying to the Corporation the necessary proof of expenses; provided, however, that reimbursement of expenses incurred as a result of attendance at professional meetings and conventions shall not exceed Fifty Thousand Dollars ($50,000) in any year. Such reimbursement shall not be deemed compensation to him for purposes of paragraph 4 above, but ordinary and necessary business expenses. It is therefore agreed that if any expense paid for or reimbursed to Scientist is disallowed by the Internal Revenue Service as a federal income tax deduction of the Corporation, that Scientist will reimburse the Corporation for such disallowed expense within sixty (60) days after the final determination of such disallowance by the Internal Revenue Service.

          (b) Corporation shall pay, or reimburse Scientist, for expenses of moving Scientist's personalty and family plus the cost of the family's travel to the new location (subject to a maximum of Twenty Thousand Dollars ($20,000.00)) and temporary living facilities at the new location for not less than 14 days, subject to an overall limit of Five Thousand Dollars ($5,000.00). To the extent such amounts exceed the amount that is currently deductible under the Internal Revenue Code ("Code"), the excess over the currently deductible portion shall be adjusted for the related tax liability.

     6.   Disability.  In the event Scientist is unable by reason of illness or
          ----------
injury to perform his duties hereunder (whether temporarily or permanently), he shall be considered disabled and he shall be entitled to receive full compensation and benefits during his period of disability subject to the termination of this Agreement pursuant to Section 2(a)(ii).
                                          ----------------

     7.   Confidential Information.
          ------------------------

          (a) Scientist shall use his best efforts and exercise utmost diligence to protect and guard Confidential Information (as hereinafter defined). Except as specifically required in the performance of Scientist's services for the Corporation, Scientist will not directly or indirectly use, permit others to use, disseminate, or disclose any Confidential Information. If Scientist prepares a grant, research, or similar proposal for dissemination to a third party, Scientist agrees not to include any Confidential Information therein and shall first furnish to the Corporation those portions of the proposal that refer to the Corporation, its subsidiaries, or affiliates, or any of their consultants, employees, or agents, or any work done by such persons for them.

          (b) Scientist may lecture upon, disseminate, and publish under Scientist's own name scientific papers arising from the work done in the course of performance of services for the Corporation hereunder, but only upon the prior written approval of the Corporation. The Corporation will not unreasonably withhold its approval provided Confidential Information will not be disclosed by such dissemination or publication. Appropriate credit will be given to the Corporation in any publication.

          (c) All rights, title and interest in all documents, records, notebooks, correspondence, deposits of microorganisms, cells or parts thereof, cell lines, parts and progeny thereof, and all products made thereby that directly or indirectly relate to and arise out of his work under this Agreement shall belong to the Corporation, and upon expiration or termination of this Agreement, all such documents and material, including copies thereof, then in Scientist's possession or subject to his control, whether prepared by him or others, will be turned over to the Corporation.

          (d) For the purposes of this Agreement, "Confidential Information" shall mean information disclosed to Scientist or known to Scientist as a consequence of or through performance of services for the Corporation, whether or not related to his duties at the Corporation, and includes trade secrets or any other like information of value relating to the business and/or field of interest of the Corporation or of any corporation, firm, or partnership directly or indirectly controlled by or controlling the Corporation or in which any of the aforesaid have more than 20% ownership interest, including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulas, patents, patent applications, machinery, materials, research activities and plans, cost of production, contract forms, prices, volume of sales, promotional methods, and lists of names or classes of customers. Information shall be considered, for purposes of this Agreement, to be confidential if not known by the trade generally, even though such information has been disclosed to one or more third parties pursuant to distribution agreements, joint research agreements, or other agreements entered into by the Corporation or any of its affiliates. For purposes of this Agreement, information shall not be considered confidential to the extent that such information is or becomes, through no fault of Scientist, part of the public domain, such information is independently known to Scientist, or such information is lawfully furnished to Scientist by a third party without restriction on disclosure.

     8.   Inventions.  All Inventions (as hereinafter defined) made, conceived,
          ----------
or completed by Scientist, individually or in conjunction with others during the term of this Agreement or within one year after termination (or, which having possibly been conceived prior hereto, may be completed during the term of this Agreement or within one year after termination) shall be the sole and exclusive property of the Corporation provided such Inventions (i) are made, conceived, or completed with the equipment, supplies, facilities, or Confidential Information of the Corporation, its subsidiaries, or affiliates; or (ii) are made, conceived, or completed by Scientist during the term of his employment with the Corporation; or (iii) result from any work performed by Scientist for the Corporation; provided, however, that this Agreement does not apply to any Inventions that are protected by Section 2870 of the California Labor Code.

     For the purposes of this Agreement, "Inventions" shall mean any and all discoveries, concepts, and ideas, whether patentable or not, including, but not limited to, processes, methods, formulas, compositions, techniques, articles, and machines, as well as improvements thereof or know-how related thereto, relating to the business and/or field of interest, including, actual or anticipated research and development, of the Corporation or of any corporation, firm, or partnership directly or indirectly controlled by or controlling the Corporation or in which any of the aforesaid have more than a 20% ownership interest.

     Scientist shall, without royalty or any further consideration to Scientist therefor, but at the expense of the Corporation:

          (a) As promptly as known or possessed by Scientist, disclose to the Corporation all information with respect to any Inventions.

          (b) Whenever requested so to do by the Corporation, promptly execute and assign any and all applications, assignments, and other instruments that the Corporation shall deem necessary to apply for and obtain letters patent of the United States and of foreign countries for said Inventions, and to assign and convey to the Corporation or to the Corporation's nominee the sole and exclusive right, title, and interest in and to the Inventions or any applications or patents thereon.

          (c) Whenever requested so to do by the Corporation, deliver to the Corporation evidence for interference purposes or other legal proceedings and testify in any interference or other legal proceedings.

          (d) Do such other acts as may be necessary in the opinion of the Corporation to obtain and maintain United States and foreign letters patent for the Inventions.

     9.   Non-Competition.
          ---------------

          (a) During the term of his employment with the Corporation, and for a period of two (2) years (one (1) year if the Funding does not occur) following the termination, for any reason whatsoever, of his employment therewith, Scientist will not (i) own or have any interest, directly or indirectly, in, or act as an officer, director, agent, employee, or consultant of, or assist in any way or in any capacity, any person, firm, association, partnership, corporation, or other entity which is in competition with the Corporation; (ii) divert or attempt to divert any business from the Corporation; or (iii) directly or indirectly entice, induce or in any manner influence any person who is, or shall be, in the service of the Corporation to leave such services for the purpose of engaging in a business, or being employed by or associated with any person, firm, association, partnership, corporation or other entity, which is in competition with the Corporation. The Scientist's obligations under this Subsection (a) shall terminate in the event the Corporation terminates this Agreement prior to its expiration for any reason other than an Act of Misconduct.

          (b) Scientist agrees that upon termination of his employment with the Corporation he will deliver to the Corporation all books, records, lists or suppliers and customers, samples, price lists, brochures and other property belonging to the Corporation or relating to the business of the Corporation.

          (c) Scientist agrees that he will not at any time during or after his employment with the Corporation reveal, divulge or make known to any person, firm or corporation any knowledge or information or any facts concerning any suppliers, customers, methods, processes, developments, schedules, lists or plans of or relating to the business of the Corporation and will retain all knowledge and information which he has acquired or which he will acquire during his employment therewith relating to such supplier, customers, methods, processes, developments, schedules, lists and plans and the business of the Corporation in trust in a fiduciary capacity for the sole benefit of the Corporation, its successors or assigns.

          (d) In the event any court shall finally hold that the time or any other provision of this Section 9 constitutes an unreasonable restriction
                        ---------
against the Scientist, Scientist agrees that the provision hereof shall not be rendered void but shall apply as to such time, territory, and other extent as such court may judicially determinate or indicate constitutes a reasonable restriction under the circumstances involved.

          (e) The provisions for this Section 9 shall survive the termination of
                                      ---------
the terms of this Agreement and shall run to and inure to the benefit of the Corporation, its successors and assigns.

     10.  Acknowledgment.
          --------------

          (a) Scientist hereby waives any rights, now existing or in the future, to assert a claim for damages, liability, loss or expense in connection with any alleged breach or cause of action against the Corporation regarding any conflict Scientist may have with Arch or Argonne. Scientist further covenants and agrees that, subject to Section 11 hereof, Scientist will not bring a lawsuit against
                 ----------
the Corporation or join the Corporation in any suit to which Scientist is a party in connection with any claim, alleged wrong doing, act, cause of action or damage regarding any conflict Scientist may have with Arch or Argonne.
Scientist acknowledges that he was paid the amount of Sixty-Five Thousand Dollars ($65,000.00) to enter the Employment Option Agreement dated November 12, 1993 between Company and Scientist.

          (b) Scientist waives any rights to claim a breach of confidentiality against the Corporation with respect to or arising from any information supplied by the Corporation to Arch or Argonne. Scientist further agrees that he consented in the Employment Option Agreement to supply certain information to Arch and Argonne and that with respect to providing such information, he waived any rights to claim confidentiality. Scientist further acknowledges that he hand delivered the Employment Option Agreement to Argonne.

          (c) Scientist further acknowledges that Scientist has been advised that the resignation of the Chief Executive Officer of the Corporation may result in a delay or termination of the funding of the private placement offering for which Oppenheimer & Company is the placement agent and that in such case, Scientist understands that other funding sources will need to be pursued. Although the Corporation believes that it has alternatives, the Corporation provides no guarantee that any such funding will be available.

     11.    Indemnification.  The Corporation hereby indemnifies Scientist with
            ---------------
respect to all expenses and liabilities which Scientist may incur arising from actions performed on behalf of Corporation and requested by or known to the Corporation which result in an alleged conflict of interest in the event Scientist is sued by Argonne or any of its affiliates, Arch or the Department of Energy or any other person or entity.

     12.    Restrictions.  Scientist agrees that he will not, unless authorized
            ------------
by the Board of Directors of the Corporation, make, draw, accept or endorse any contract, lease, promissory note or other instrument requiring the payment of money by the Corporation nor pledge the credit of the Corporation.

     13.    Arbitration and Extension of Time.  Any dispute or controversy
            ---------------------------------
arising out of or relating to this Agreement, but not relating to any other agreement or contract made or entered into by, or made on behalf of, the Corporation shall be determined and settled by arbitration in Chicago, Illinois, in accordance with the Commercial Rules of the American Arbitration Association then in effect, and judgment rendered upon the award rendered by the Arbitrator may be entered in any court of a competent jurisdiction. Expenses incurred in connection with any such arbitration shall be borne equally by the parties thereto, provided, however, that each party shall bear the cost of its own expert evidence and legal counsel. Whenever any action is required to be taken by the terms of this Agreement within a specified period of time and the taking of such action is materially affected by a matter subjected to arbitration under this provision, such period shall be extended automatically by the number of days plus ten (10) business days that are taken for the determination of the matter by the arbitrator(s).

     14.    Governing Law.  This Agreement shall be subject to and governed by
            -------------
the law of the State of Illinois, irrespective of the fact that one or more of the parties now is or may become a resident of a different state.

     15.    Assignment.  This Agreement and all rights and benefits hereunder
            ----------
are personal to Scientist, and neither this Agreement nor any right or interest of Scientist herein or arising hereunder shall be voluntarily or involuntarily sold, transferred or assigned.

     16.    Equity.  The relationship of Scientist and the Corporation being of
            ------
a special and unique nature, it is expressly agreed that this Agreement shall be enforceable in equity by specific performance.

     17.    Beneficiaries.  This Agreement shall be binding upon and inure to
            -------------
the benefit of the parties and their respective heirs, representatives and successors.

     18.    Written Consent.  No termination or amendment of this Agreement or
            ---------------
any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in writing, and signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect of any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect of the same of any similar occurrence or event on any other occasion.

     19.    Severability.  If any term or provision of this Agreement shall be
            ------------
found by any court of competent jurisdiction to be unenforceable, the remaining terms and provisions hereof shall remain in full force and effect, as if such unenforceable provisions or term had never been a part hereof. If any provision hereof is determined to be unenforceable, the parties shall promptly meet to negotiate a substitute for such provisions in order to preserve to the extent legally possible the original intent of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              HYSEQ, INC.


                              By:  /s/ Lewis S. Gruber
                                   ----------------------------
                                    Lewis S. Gruber
                                    Its:  President



                                    /s/ Radoje T. Drmanac
                              ---------------------------------
                              DR. RADOJE T. DRMANAC